EX-99.2

EX-99.2: FINANCIAL STATEMENTS OF FIRST MARKET BANK

8-K Filed on 09/08/2009 - Period: 09/08/2009

File Number 0-20293

INDEX TO FMB FINANCIAL STATEMENTS

Audited Financial Statements

Independent Auditor’s Report

To the Board of Directors

First Market Bank, F.S.B.

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of First Market Bank, F.S.B. and its subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Market Bank, F.S.B. and its subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We also have examined, in accordance with attestation standards established by the American Institute of Certified Public Accountants, the internal control over financial reporting of First Market Bank, F.S.B. and its subsidiaries as of December 31, 2008 and our report dated March 25, 2009, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Richmond, Virginia

March 25, 2009

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Independent Auditor’s Report

To the Board of Directors

First Market Bank, F.S.B.

Richmond, Virginia

We have examined management’s assertion, included in the accompanying Report of Management – Internal Control Over Financial Reporting, that First Market Bank, F.S.B. maintained effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). First Market Bank, F.S.B.’s management is responsible for maintaining effective internal control over financial reporting, and for its assertion of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management – Internal Control Over Financial Reporting. Our responsibility is to express an opinion on management’s assertion based on our examination.

We conducted our examination in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards required that we plan and perform the examination to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our examination included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our examination also included performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (c) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

In our opinion, management’s assertion that First Market Bank, F.S.B. maintained effective internal control over financial reporting as of December 31, 2008, is fairly stated, in all material respects, based upon the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheets and related statements of income, stockholders’ equity, and cash flows of First Market Bank, F.S.B. and our report dated March 25, 2009 expressed an unqualified opinion.

We were not engaged to, and we have not performed any procedures with respect to management’s assertion regarding compliance with laws and regulations included in the accompanying Report of Management. Accordingly, we do not express any opinion, or any other form of assurance, on management’s assertion regarding compliance with laws and regulations.

This report is intended solely for the information and use of the board of directors and management of First Market Bank, F.S.B. and the Office of Thrift Supervision and is not intended to be and should not be used by anyone other than these specified parties.

Richmond, Virginia

March 25, 2009

First Market Bank, F.S.B. and Subsidiaries

Consolidated Balance Sheets

December 31, 2008 And 2007

	2008	2007
Assets
Cash and due from banks	$29,563,633	$30,921,957
Interest-bearing deposits in other banks	1,308,481	2,693,283

Cash and cash equivalents	30,872,114	33,615,240
Securities available-for-sale, at fair value	143,935,500	149,149,478
Securities held-to-maturity (fair value $27,596,778 and $62,746,218 for 2008 and 2007, respectively)	27,128,753	62,896,029
Federal Home Loan Bank stock, at cost	6,513,500	7,408,300
Loans, net of deferred loan fees	1,043,702,290	969,921,353
Allowance for loan losses	(13,525,893)	(11,595,844)

Net loans	1,030,176,397	958,325,509
Premises and equipment, net	24,390,149	18,871,198
Accrued interest receivable	4,103,214	5,180,870
Deferred tax asset, net	8,343,943	6,604,079
Bank-owned life insurance	14,916,674	14,125,943
Other assets	9,162,225	8,263,444

Total assets	$1,299,542,469	$1,264,440,090

Liabilities And Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits:
Noninterest-bearing	$163,766,663	$164,257,077
Interest-bearing	385,012,001	277,260,376
Savings	33,664,182	35,006,855
Time deposits:
Less than $100,000	332,395,889	339,597,588
Greater than or equal to $100,000	160,226,413	157,965,837

Total deposits	1,075,065,148	974,087,733
Short-term borrowed funds	53,262,715	124,315,784
Long-term debt	77,500,000	77,500,000
Accrued interest payable	1,566,395	1,935,350
Accrued expenses and other liabilities	2,770,864	4,880,776

Total liabilities	1,210,165,122	1,182,719,643

Commitments and contingencies (Notes 6 and 14)
Stockholders’ equity:
Preferred stock, $100,000 par value; 100 shares authorized and issued	10,000,000	10,000,000
Common stock, $0.01 par value; 1,068.262 shares authorized and issued	11	10
Additional paid-in capital	22,732,237	16,732,238
Retained earnings	57,364,780	56,805,503
Accumulated other comprehensive loss	(719,681)	(1,817,304)

Total stockholders’ equity	89,377,347	81,720,447

Total liabilities and stockholders’ equity	$1,299,542,469	$1,264,440,090

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Income

Years Ended December 31, 2008 And 2007

	2008	2007
Interest and dividend income:
Interest and fees on loans	$64,688,179	$69,196,594
Interest and dividends on investment securities:
U.S. Government agencies and corporations	8,192,839	10,067,360
State and municipal securities	165,305	148,744
Other securities	152,997	268,881
Interest-bearing deposits in other banks	45,874	133,308

Total interest and dividend income	73,245,194	79,814,887

Interest expense:
Deposits	26,226,174	29,426,364
Short-term borrowed funds	2,524,667	5,389,480
Long-term debt	3,671,966	2,656,503

Total interest expense	32,422,807	37,472,347

Net interest income	40,822,387	42,342,540

Provision for loan losses	4,530,000	1,624,000

Net interest income after provision for loan losses	36,292,387	40,718,540

Noninterest income:
Service charges on deposit accounts	7,643,495	7,465,579
Gain on sale of securities	95,922	—
Other-than-temporary impairment of securities	(4,429,260)	—
Other	4,149,191	4,562,482

Total noninterest income	7,459,348	12,028,061

Noninterest expense:
Personnel	22,518,679	20,060,366
Occupancy	4,684,062	4,536,553
Equipment	2,116,588	2,393,725
Marketing and advertising	1,354,410	1,566,699
Data processing	4,556,328	5,404,297
Telecommunications	633,089	530,722
Legal and professional fees	1,234,380	1,084,692
Printing and office supplies	586,006	627,966
General and administrative	4,637,871	3,943,689

Total noninterest expense	42,321,413	40,148,709

Income before income taxes	1,430,322	12,597,892

Income tax (benefit) expense	(28,955)	4,465,735

Net income	$1,459,277	$8,132,157

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Stockholders’ Equity

Years Ended December 31, 2008 And 2007

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity and Comprehensive Income
	Shares	Amount	Shares	Amount
Balance, December 31, 2006	100	$10,000,000	1,000	$10	$16,732,238	$49,573,346	$(3,044,313)	$73,261,281

Dividends declared on preferred stock	—	—	—	—	—	(900,000)	—	(900,000)
Comprehensive income:
Net income	—	—	—	—	—	8,132,157	—	8,132,157
Net change in fair value of available-for-sale securities, net of tax expense of $726,624	—	—	—	—	—	—	1,141,305	1,141,305
Change in fair value of interest rate swap derivative	—	—	—	—	—	—	85,704	85,704

Total comprehensive income	—	—	—	—	—	—	—	9,359,166

Balance, December 31, 2007	100	$10,000,000	1,000	$10	$16,732,238	$56,805,503	$(1,817,304)	$81,720,447

Issuance of common stock	—	—	68.262	1	5,999,999	—	—	6,000,000
Dividends declared on preferred stock	—	—	—	—	—	(900,000)	—	(900,000)
Comprehensive income:
Net income	—	—	—	—	—	1,459,277	—	1,459,277
Net change in fair value of available-for-sale securities, net of tax expense of $726,689	—	—	—	—	—	—	1,141,403	1,141,403
Change in fair value of interest rate swap derivative	—	—	—	—	—	—	(43,780)	(43,780)

Total comprehensive income	—	—	—	—	—	—	—	2,556,900

Balance, December 31, 2008	100	$10,000,000	1,068.262	$11	$22,732,237	$57,364,780	$(719,681)	$89,377,347

	2008	2007
Disclosure of reclassification amount:
Unrealized holding gains arising during the period, net of income tax expense of $2,421,668 in 2008 and $0 in 2007	$3,803,690	$—
Loss reclassification adjustment for losses included in net earnings, net of income tax benefit of $1,694,979 in 2008 and $0 in 2007	(2,662,287)	—

	$1,141,403	$—

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Cash Flows

Years Ended December 31, 2008 And 2007

	2008	2007
Cash Flows From Operating Activities:
Net income	$1,459,277	$8,132,157
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion, net	2,845,549	3,100,992
Provision for loan losses	4,530,000	1,624,000
Loss on disposal of premises and equipment	—	10,660
Deferred income taxes	(2,466,553)	(974,765)
Realized gain on sales/calls of investment securities	(95,922)	—
Loss on other-than-temporary impairment of securities	4,429,260	—
Increase in bank-owned life insurance	(790,731)	(767,204)
Changes in operating assets and liabilities:
Accrued interest receivable	1,077,656	189,921
Other assets	(1,318,229)	(335,935)
Accrued interest payable	(368,955)	(415,732)
Other liabilities	(2,109,912)	324,428

Net cash provided by operating activities	7,191,440	10,888,522

Cash Flows From Investing Activities:
Net originations of loans	(75,961,440)	(77,610,291)
Proceeds from sales of Federal Home Loan Bank stock	4,297,500	2,793,100
Proceeds from maturities and issuer calls of securities held-to-maturity	35,744,530	2,933,521
Proceeds from maturities and issuer calls of securities available-for-sale	65,018,943	21,686,797
Purchases of securities available-for-sale	(62,256,354)	(250,000)
Purchases of premises and equipment	(8,399,391)	(4,196,988)
Purchases of Federal Home Loan Bank stock	(3,402,700)	(5,175,000)

Net cash used in investing activities	(44,958,912)	(59,818,861)

Cash Flows From Financing Activities:
Net increase (decrease) in deposits	100,977,415	(74,404,431)
Net increase (decrease) in short-term borrowed funds	(71,053,069)	58,620,242
Net increase in long-term debt	—	60,000,000
Proceeds from issuance of common stock	6,000,000	—
Cash dividends paid on preferred stock	(900,000)	(900,000)

Net cash provided by financing activities	35,024,346	43,315,811

Net decrease in cash and cash equivalents	(2,743,126)	(5,614,528)
Cash and cash equivalents at beginning of year	33,615,240	39,229,768

Cash and cash equivalents at end of year	$30,872,114	$33,615,240

Supplemental Disclosure of Cash Flow Information
Interest paid during the year	$32,791,762	$37,888,079

Income taxes paid during the year	$4,550,000	$5,460,000

Transfer of loans to repossessed assets	$419,448	$—

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies

Nature of operations: First Market Bank, F.S.B. (the Bank), a federally chartered stock savings bank, began operating November 4, 1997, and provides banking services to the Virginia market. For the period January 1, 2007 through September 29, 2008, the Bank was 49% owned by Ukrop’s Thrift Holdings, Inc., 40.1% owned by Markel Corporation, 4.45% owned each by James E. Ukrop and Robert S. Ukrop, and 2% owned by Ukrop’s Services, LC. On September 30, 2008, the Bank issued 68.262 shares of Class A common stock for $6.0 million. Markel Corporation was issued 34.131 shares and certain members of the Ukrop family were issued shares totaling 34.131 shares. For the period September 30, 2008 through December 31, 2008, the Bank was 45.87% owned by Ukrop’s Thrift Holdings, Inc., 40.72% owned by Markel Corporation, 4.17% owned each by James E. Ukrop and Robert S. Ukrop, 3.20% owned by certain members of the Ukrop family, and 1.87% owned by Ukrop’s Services, L.C.

The Bank provides a wide array of financial services for consumers and businesses through its branches located in the Richmond metropolitan area, Fredericksburg, Roanoke and Williamsburg markets. In addition to these activities, the Bank generates noninterest income by sales of personal trust and asset management products and services, and other nondeposit investment services.

The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory agencies.

Basis of presentation: The consolidated financial statements include the accounts and results of operations of the Bank and its subsidiaries, FM Mortgage Holdings, LLC, First Market Advisors, Inc., First Market Title, Inc., and First Market Insurance Agency, Inc. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. All significant intercompany transactions and accounts have been eliminated in consolidation.

A summary of the Bank’s significant accounting policies follows:

Use of estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly sensitive to significant change relate to the determination of the allowance for loan losses, fair value of investments and the valuation of deferred tax assets.

Cash, cash equivalents and cash flows: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks as well as time deposits in other banks and include cash items in process of clearing, all of which mature within ninety days. Cash flows from loans, federal funds purchased and sold, short-term borrowed funds and deposits are reported net.

The Bank maintains amounts due from banks that, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of the deferred tax effect.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

Purchase premiums and discounts are recognized in interest income using the interest method over the term of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. Unrealized gains and losses reflect the difference between fair market value and amortized cost of the individual securities as of the reporting date.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time a loan is 90 days past due unless the credit is well-secured and in process of collection. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses: The Bank’s allowance for loan losses is the amount considered adequate to absorb probable losses within the loan portfolio based on management’s evaluation of the size and current risk characteristics of the portfolio.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as additional information becomes available or as economic conditions change.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Off-balance-sheet credit related financial instruments: In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Interest rate swap agreements: For asset/liability management purposes, the Bank uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Such derivatives are used as part of the asset/liability management process and are linked to specific assets or liabilities, and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period.

The Bank utilizes interest rate swap agreements to convert a portion of its variable-rate debt to a fixed-rate (cash flow hedge), and to convert a portion of its fixed-rate loans to a variable-rate (fair value hedge). Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged.

Under Statement of Financial Accounting Standards (SFAS) No. 133, the gain or loss on a derivative designated and qualifying as a fair value hedging instrument, as well as the offsetting gain or loss on the hedged item attributable to the risk being hedged, is recognized currently in earnings in the same accounting period. The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Bank to risk. Those derivative financial instruments that do not meet the hedging criteria discussed below would be classified as trading activities and would be recorded at fair value with changes in fair value recorded in income. Derivative hedge contracts must meet specific effectiveness tests (i.e., over time the change in their fair values due to the designated hedge risk must be within 80 to 125 percent of the

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

opposite change in the fair values of the hedged assets or liabilities). Changes in fair value of the derivative financial instruments must be effective at offsetting changes in the fair value of the hedged items due to the designated hedge risk during the term of the hedge. Further, if the underlying financial instrument differs from the hedged asset or liability, there must be a clear economic relationship between the prices of the two financial instruments. If periodic assessment indicates derivatives no longer provide an effective hedge, the derivatives contracts would be closed out and settled or classified as a trading activity.

In accordance with SFAS No. 133, hedges of variable-rate debt are accounted for as cash flow hedges, with changes in fair value recorded in derivative assets or liabilities and other comprehensive income (loss). The net settlement (upon close out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt. Hedges of fixed-rate loans are accounted for as fair value hedges, with changes in fair value recorded in derivative assets or liabilities and loan interest income. The net settlement (upon close out or termination) that offsets changes in the value of the loans adjusts the basis of the loans and is deferred and amortized to loan interest income over the life of the loans. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately as non-interest income.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flows statement in the same category as the cash flows of the items being hedged.

Bank premises and equipment: Land is carried at cost. Bank premises and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Valuation of long-lived assets: The Bank accounts for the valuation of long-lived assets under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less cost to sell.

Transfers of financial assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income taxes: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Trust assets and fees: Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these consolidated financial statements because they are not assets of the Bank. Trust fees are recognized in income using the accrual method.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

Recent Accounting Pronouncements: In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.

In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Bank has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Bank will continue to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies. SFAS No. 5 requires the Bank to accrue for losses it believes are probable and can be reasonably estimated. Management is currently assessing the impact of FIN 48 on its consolidated financial position and results of operations and has not yet determined if the adoption of FIN 48 will have a material effect on its consolidated financial statements.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Bank adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal year beginning January 1, 2009. The Bank is currently assessing the potential effect of the adoption of the remaining provisions of SFAS No. 157 on its financial position, results of operations and cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of this Statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument and is irrevocable. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, with early adoption available in certain circumstances. The Company adopted SFAS 159 effective January 1, 2008. The Company decided not to report any existing financial assets or liabilities at fair value that are not already reported, thus the adoption of this statement did not have a material impact on the consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141(R)”). The Standard will significantly change the financial accounting and reporting of business combination transactions. SFAS 141(R) establishes principles for how an acquirer recognizes and measures the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for acquisition dates on or after the beginning of an entity’s first year that begins after December 15, 2008. The adoption of this statement will impact the Company’s accounting for and reporting of any acquisitions completed after January 1, 2009.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements an Amendment of ARB No. 51” (“SFAS 160”). The Standard will significantly change the financial accounting and reporting of noncontrolling (or minority) interests in consolidated financial statements. SFAS 160 is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008, with early adoption prohibited. The Company does not expect the implementation of SFAS 160 to have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (SFAS No. 161). SFAS No. 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows. SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, or the Bank’s quarter ended March 31, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

Note 2.	Restrictions on Cash and Due From Banks

The Bank may be required to maintain average cash balances on hand or with the Federal Reserve Bank. These reserve balances amounted to $0 at December 31, 2008 and 2007.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities held-to-maturity:
December 31, 2008:
U.S. Government agencies and corporations	$7,519,073	$357,824	$—	$7,876,897
Mortgage-backed securities	15,324,093	359,365	—	15,683,458
State and municipal securities	3,253,381	—	(37,108)	3,216,273
Corporate debt securities	1,032,206	—	(212,056)	820,150

	$27,128,753	$717,189	$(249,164)	$27,596,778

December 31, 2007:
U.S. Government agencies and corporations	$41,292,064	$18,762	$(21,904)	$41,288,922
Mortgage-backed securities	17,315,406	—	(249,438)	17,065,968
State and municipal securities	3,252,312	90,956	—	3,343,268
Corporate debt securities	1,036,247	11,813	—	1,048,060

	$62,896,029	$121,531	$(271,342)	$62,746,218

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
December 31, 2008:
U.S. Government agencies and corporations	$8,848,155	$172,920	$(107,784)	$8,913,291
Mortgage-backed securities	135,875,399	2,201,355	(3,181,840)	134,894,914
Corporate debt securities	408,914	—	(281,619)	127,295

	$145,132,468	$2,374,275	$(3,571,243)	$143,935,500

December 31, 2007:
U.S. Government agencies and corporations	$56,701,520	$79,502	$(1,334,395)	$55,446,627
Mortgage-backed securities	94,299,805	124,129	(1,904,463)	92,519,471
Corporate debt securities	1,213,213	—	(29,833)	1,183,380

	$152,214,538	$203,631	$(3,268,691)	$149,149,478

At December 31, 2008 and 2007, securities with a carrying amount of $105,720,973 and $104,520,585, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

The amortized cost and fair value of investment securities by contractual maturity at December 31, 2008 follows:

	Securities Held-to-Maturity		Securities Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$—	$—	$—	$—
Over 1 year through 5 years	7,519,073	7,876,897	—	—
After 5 years through 10 years	—	—	7,481,298	7,637,022
Over 10 years	4,285,587	4,036,423	1,775,771	1,403,564
Mortgage-backed securities	15,324,093	15,683,458	135,875,399	134,894,914

	$27,128,753	$27,596,778	$145,132,468	$143,935,500

(Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay some obligations with or without call or prepayment penalties.)

For the years ended December 31, 2008 and 2007, proceeds from sales and calls of securities available-for-sale amounted to $43,118,222 and $0, respectively, and gross realized gains amounted to $71,994 and $0, respectively. For the years ended December 31, 2008 and 2007, proceeds from calls of securities intended to be held-to-maturity amounted to $33,803,000 and $0, respectively, and gross realized gains amounted to $23,928 and $0, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

Information pertaining to securities with gross unrealized losses at December 31, 2008 and 2007, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2008 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities available-for-sale:
U.S. Government agencies and corporations	$49,201	$(107,784)	$—	$—	$49,201	$(107,784)
Mortgage-backed securities	18,998,828	(2,661,415)	14,182,774	(520,425)	33,181,602	(3,181,840)
Corporate debt securities	—	—	127,295	(281,619)	127,295	(281,619)

	$19,048,029	$(2,769,199)	$14,310,069	$(802,044)	$33,358,098	$(3,571,243)

Securities held-to-maturity:
State and municipal securities	$3,216,273	$(37,108)	$—	$—	$3,216,273	$(37,108)
Corporate debt securities	820,150	(212,056)	—	—	820,150	(212,056)

	$4,036,423	$(249,164)	$—	$—	$4,036,423	$(249,164)

	December 31, 2007 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities available-for-sale:
U.S. Government agencies and corporations	$3,253,650	$(1,332,595)	$9,993,800	$(1,800)	$13,247,450	$(1,334,395)
Mortgage-backed securities	—	—	69,737,127	(1,904,463)	69,737,127	(1,904,463)
Corporate debt securities	1,183,380	(29,833)	—	—	1,183,380	(29,833)

	$4,437,030	$(1,362,428)	$79,730,927	$(1,906,263)	$84,167,957	$(3,268,691)

Securities held-to-maturity:
U.S. Government agencies and corporations	$—	$—	$9,290,162	$(21,904)	$9,290,162	$(21,904)
Mortgage-backed securities	—	—	17,065,968	(249,438)	17,065,968	(249,438)

	$—	$—	$26,356,130	$(271,342)	$26,356,130	$(271,342)

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the following primary relevant factors (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) the continued ability of the issuer to maintain payment of the coupon or dividend, (4) adverse market, or other significant factors, and (5) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2008, there were $14,310,069 of individual securities that had been in a continuous loss position for more than 12 months. Additionally, these securities had an unrealized loss of $802,044 and primarily consisted of mortgage-backed securities. Since the declines in fair value were attributable to changes in market interest rates, not in estimated cash flows or credit quality, no other-than-temporary impairment was recorded at December 31, 2008.

In September 2008, the United States Department of the Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the Federal Home Loan Mortgage Corporation (Freddie Mac) would be placed under conservatorship, eliminating dividend payments on its common and preferred stock and giving management control to its regulator, the FHFA. Subsequent to this announcement, the market price of the Freddie Mac preferred stock owned by the Bank declined significantly and based on the closing price of the securities on September 30, 2008, the Bank had an unrealized loss in these securities of $4,429,260. This amount was charged to earnings as an other-than temporary impairment loss.

Preferred stocks are considered to be capital assets for federal income tax purposes and losses on capital assets ordinarily can only be offset against capital gains on corporate tax returns. However, the Emergency Economic Stability Act passed and signed into law on October 3, 2008, included a provision which allowed qualified financial institutions to deduct the Freddie Mac loss as ordinary rather than capital loss. A reduction in the income tax provision and a similar deferred tax asset in the amount of $1,722,982 was recorded.

Note 4.	Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to maintain an investment in capital stock of the FHLB in an amount equal to .20% of its total assets as of December 31st of the prior year (up to a maximum of $25 million), plus 4.5% of its outstanding FHLB advances (of which up to 2% of the Bank’s required investment can be utilized from the excess capital stock ownership of other FHLB members). The Bank’s investment is carried at cost.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 5.	Loans

A summary of the balances of loans at December 31 follows:

	2008	2007
Commercial	$131,466,966	$129,168,547
Construction	533,260,393	492,769,850
Consumer	377,842,814	346,850,252

	1,042,570,173	968,788,649

Deferred loan fees and costs	1,132,117	1,132,704

Loans, net of deferred loan fees	1,043,702,290	969,921,353

Allowance for loan losses	(13,525,893)	(11,595,844)

Net loans	$1,030,176,397	$958,325,509

An analysis of allowance for loan losses follows:

	2008	2007
Balance at beginning of year	$11,595,844	$11,128,212
Provision for loan losses	4,530,000	1,624,000
Recoveries of amounts previously charged off	408,377	335,254
Amounts charged off	(3,008,328)	(1,491,622)

Balance at end of year	$13,525,893	$11,595,844

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 5.	Loans (Continued)

The following is a summary of information pertaining to impaired and nonaccrual loans at December 31:

	2008	2007
Impaired loans without a valuation allowance	$1,332,334	$—
Impaired loans with a valuation allowance	—	1,083,681

Total impaired loans	$1,332,334	$1,083,681

Valuation allowance related to impaired loans	$—	$200,000

Total nonaccrual loans	$5,143,000	$2,314,000

Total loans past due ninety days or more and still accruing	$—	$—

	2008	2007
Average investment in impaired loans	$1,016,590	$1,250,063

Interest income recognized on impaired loans	$—	$97,251

Interest income recognized on a cash basis on impaired loans	$—	$21,892

No additional funds are committed to be advanced in connection with impaired loans.

Note 6.	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment as of December 31 follows:

	2008	2007
Land and buildings	$15,167,340	$8,559,021
Equipment	8,554,209	10,124,748
Leasehold improvements	10,964,478	10,655,265
Furniture	9,066,463	7,582,846
Construction in progress	1,639,034	2,537,035

	45,391,524	39,458,915
Less accumulated depreciation	(21,001,375)	(20,587,717)

Premises and equipment, net	$24,390,149	$18,871,198

Depreciation expense for the years ended December 31, 2008 and 2007 amounted to $2,880,440 and $3,124,220, respectively.

Contractual commitments to construct branch facilities at December 31, 2008 and 2007 totaled $0 and $758,755, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 6.	Premises and Equipment (Continued)

Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 2008, pertaining to banking premises and equipment, future minimum lease payments under various operating leases were as follows:

Years Ending December 31,
2009	$3,355,200
2010	3,374,970
2011	3,290,863
2012	2,602,052
2013	2,609,830
Thereafter	23,637,367

Total minimum lease payments	$38,870,282

The leases contain options to extend for periods from 5 to 20 years. The cost of such renewals is not included above. Total rent expense for the years ended December 31, 2008 and 2007 amounted to $3,085,112 and $3,033,903, respectively.

Note 7.	Deposits

At December 31, 2008, the scheduled maturities of time deposits were as follows:

Years Ending December 31,
2009	$401,492,004
2010	53,819,020
2011	11,559,584
2012	22,965,682
2013	2,786,012
Thereafter	—

$492,622,302

Note 8.	Borrowings

Securities sold under agreements to repurchase:

Securities sold under agreements to repurchase, which are classified as secured borrowings, totaled $53,176,715 and $72,815,784 at December 31, 2008 and 2007, respectively, and generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of underlying securities.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 8.	Borrowings (Continued)

Federal Home Loan Bank advances:

At December 31, 2008 and 2007, the Bank had $60,000,000 and $81,000,000, respectively, of FHLB advances outstanding. The advances are collateralized by certain residential and commercial mortgage loans and investment securities. The weighted average interest rate on advances during 2008 and 2007 were 4.23% and 4.99%, respectively. Scheduled maturities of FHLB advances as of December 31, 2008 are as follows:

Years Ending December 31,
2009	$—
2010	60,000,000
2011	—
2012	—
2013	—
Thereafter	—

$60,000,000

Federal funds purchased:

The Bank has unsecured federal funds lines of credit from correspondent banking relationships, which can provide up to $79,500,000 in liquidity. At December 31, 2008 and 2007, $86,000 and $30,500,000, respectively, in federal funds lines of credit borrowings were outstanding.

Subordinated debt securities:

In March, 2006, the Bank issued $17,500,000 aggregate principal amount of Subordinated Debt Securities that mature on April 7, 2016 (the Debt Securities). The Debt Securities bear interest, reset quarterly, equal to LIBOR plus 1.45%. The indenture provides for redemption of the Debt Securities after April 7, 2007 and thereafter equal to the percentage of the principal amount of the Debt Securities as specified below plus, in each case, unpaid interest accrued thereon to the redemption date:

Redemption during the 12-month period beginning April 7,	Percentage of Principal Amount
2009	102%
2010	101%
Therafter	100%

As currently defined by federal bank regulators, the Debt Securities qualify as Tier 2 capital

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 9.	Income Taxes

The components of income tax expense in the consolidated statements of income were as follows:

	2008	2007
Current:
Federal	$1,961,185	$4,587,052
State	476,413	853,448
Deferred:
Federal	(2,182,483)	(879,426)
State	(284,070)	(95,339)

Total income tax (benefit) expense	$(28,955)	$4,465,735

The reasons for the differences between the statutory federal and state income tax rates are summarized as follows:

	2008	2007
Computed “expected” tax expense	$500,613	$4,409,262
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	25,599	459,403
Tax-exempt interest	(71,238)	(100,427)
Nondeductible expenses	44,394	43,713
Bank-owned life insurance	(276,756)	(268,521)
Tax credits	(77,695)	(77,695)
Reversal of overaccrual of income taxes	(173,872)	—

	$(28,955)	$4,465,735

The components of the net deferred tax asset at December 31 as follows:

	2008	2007
Deferred tax assets:
Loans, principally due to allowance for loan losses	$5,261,572	$4,510,783
Premises and equipment, principally due to differences in depreciation	712,402	927,704
Unrealized loss on available-for-sale securities	465,620	1,192,309
Other-than-temporary impairment on securities	1,722,982	—
Other	927,884	787,244

Total gross deferred tax assets	9,090,460	7,418,040

Deferred tax liabilities:
Deferred loan fees and costs	(440,394)	(440,622)
Investments, principally due to investment income recognition	(306,123)	(373,339)

Total gross deferred tax liabilities	(746,517)	(813,961)

Net deferred tax asset	$8,343,943	$6,604,079

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 10.	Series A Preferred Stock

As of December 31, 2008 and 2007,100 shares of Series A 9% Non-Cumulative Preferred Stock, par value $100,000 per share, were outstanding (Series A Preferred).

Series A Preferred Stockholder’s Rights:

Dividends: The holders of Series A Preferred are entitled to receive, when and if declared by the Board of Directors, a non-cumulative quarterly cash dividend at the annual rate of $9,000 per share, or 9% of the stated value of $100,000 per share.

Liquidation: Upon any liquidation of the Bank, the holders of the Series A Preferred are entitled to receive, before any distribution of assets is made to the common stockholders, an amount equal to the sum of $100,000 per share plus the then-current quarterly dividend, whether or not declared, but without accumulation of unpaid dividends for prior dividend periods.

Voting: The holders of Series A Preferred are entitled, voting as a separate class, to elect one director to the Board of Directors. The Bank may not, without an affirmative vote of the holders of at least a majority of the Series A Preferred stockholders, voting as a separate class, (i) create or increase the authorized number of shares of any class or series of stock having a preference senior to the shares of Series A Preferred, or (ii) change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights granted to or imposed upon the shares of Series A Preferred.

Optional redemption: The Series A Preferred is not redeemable prior to March 31, 2011.

Conversion: In the event the Bank was to effect an initial public offering of any class of common stock, holders of Series A Preferred have the right to elect to convert all, or any portion, of their shares into shares of the class of common stock to be offered and sold based on the liquidation price of the shares to be converted and a conversion price equal to 94% of the actual sale price per share offered to the public in the initial public offering. Upon consummation of an initial public offering, any shares of Series A Preferred that remain outstanding will cease to be convertible.

Note 11.	Related Party Transactions

The Bank has, in the ordinary course of business, entered into lending transactions with directors and executive officers of the Bank and their affiliates. Management believes these transactions were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present any other unfavorable features. At December 31, 2008 and 2007, the Bank had loans to directors and executive officers of approximately $5,515,000 and $5,275,000, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 11.	Related Party Transactions (Continued)

The Bank leases office and certain retail branch space from companies owned by certain directors of the Bank, either directly or indirectly. Details of the principal operating leases with related parties as of December 31, 2008 are as follows:

Name of Related Party	Description of Lease	Date of Lease	Term	Basic Annual Rental Amount	Future Minimum Rental Amounts
Family Holdings, L.C.	Corporate offices - Maywill	10/01/2004	7 years	$547,560	$7,118,280
Family Holdings, L.C.	Corporate offices - Westmoreland	02/26/2004	10 years	156,076	843,302
Ukrop’s Super Markets, Inc.	In-store branches	03/28/2006	10 years	1,136,196	11,361,960

Rent incurred and paid to these related parties was $1,805,097 and $1,786,944 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments to these related parties as of December 31, 2008, are as follows:

Years Ending December 31,
2009	$1,839,832
2010	1,844 514
2011	1,849,337
2012	1,854,304
2013	1,859,421
Thereafter	10,076,134

Total minimum lease payments	$19,323,542

The leases contain options to extend for periods from 5 to 20 years. The cost of such renewals is not included above.

First Market Bank has entered into certain loan participation agreements with Evanston Insurance Company (“Evanston”), a subsidiary of Markel Corporation, whereby an undivided interest in the underlying loans has been transferred from the Bank to Evanston. The outstanding balance relative to these loan participation agreements totaled $25,098,808 and $18,741,959 at December 31, 2008 and 2007, respectively.

Note 12.	Employee Benefit Plans

The Bank has a 401(k) plan whereby substantially all employees participate in the plan. The plan is a deferred compensation plan, commonly referred to as a 401(k) plan whereby an employee may contribute a portion of their compensation, subject to regulatory limitations. For the years ending December 31, 2008 and 2007, the Bank made matching contributions equal to 100% of each participating employee’s contribution made up to 3% of compensation (as defined in the plan), plus a matching contribution of 50% for each participating employee’s contribution made between 3% and 5% of compensation (as defined in the plan), resulting in a total matching contribution of up to 4% of an employee’s annual compensation. The Bank made additional discretionary contributions to eligible employees equal to 1% of compensation for the years ending December 31, 2008 and 2007. The Bank’s matching and discretionary contributions for 2008 and 2007 were approximately $794,000 and $651,000, respectively.

The Supplemental Executive Retirement Plan (SERP) was adopted effective January 1, 2007, for the purpose of supplementing the retirement benefits payable under the Bank’s tax-qualified plans for certain of its key executives. The Plan is intended to satisfy the requirements of Code Section 409A and Treasury Regulations thereunder. Participation in the SERP is determined by the Board of Directors. The Bank’s contributions to the SERP for the years ended December 31, 2008 and 2007 totaled approximately $30,000 and $25,000, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 13.	Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 2008, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2008, the most recent notification from the Federal Deposit Insurance Corporation (FDIC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios as of December 31, 2008 and 2007 are presented in the following table:

	2008	2007
Tier I capital	$90,034,000	$82,751,000
Total capital	121,060,000	111,847,000
Risk-weighted assets	1,108,771,000	1,046,245,000
Adjusted total assets	1,301,964,000	1,266,393,000

Risk-based capital ratios:
Tier I capital to risk-weighted assets:
Actual	8.12%	7.91%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	6.00	6.00

Total capital to risk-weighted assets:
Actual	10.92%	10.69%
Regulatory minimum	8.00	8.00
Well capitalized under prompt corrective action provisions	10.00	10.00

Tier 1 capital to adjusted total assets:
Actual	6.92%	6.53%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	5.00	5.00

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 13.	Minimum Regulatory Capital Requirements (Continued)

Dividend restriction:

The approval of the Bank’s regulatory agencies is required to pay dividends that exceed the Bank’s net profits for the current year plus its retained net profits for the preceding two years. The Bank did not pay dividends in excess of these amounts during the years ended December 31, 2008 and 2007.

Note 14.	Commitments and Contingencies

Credit extension commitments:

The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual notional amount of those commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2008 and 2007, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2008	2007
Commitments to grant loans	$320,468,894	$332,170,700
Standby letters of credit and financial guarantees written	19,540,335	17,892,153

	$340,009,229	$350,062,853

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management’s credit evaluation of the counterparty.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit and financial guarantees written are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Essentially all letters of credit have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments.

Litigation:

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 15.	Concentrations of Credit

Substantially all of the Bank’s loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank’s market area. Such customers are generally depositors of the Bank. As of December 31, 2008 and 2007, all of the Bank’s municipal securities were issued by municipalities or localities outside of the Commonwealth of Virginia. The concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

Note 16.	Fair Value Measurements

Effective January 1, 2008, the Bank adopted SFAS No. 157, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also establishes a framework for measuring fair value, creates a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the markets in which the assets are traded, and the transparency and reliability of the assumptions or other inputs used to determine the fair value of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2:	Valuation is based on observable inputs including quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar instruments in less active markets, and model-based valuation techniques and appraisals for which significant assumptions can be derived from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

Under SFAS No. 157, we group assets at fair value based upon prices obtained from the markets in which the assets are typically traded and the reliability of assumptions used to determine fair value. The following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy:

Securities

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities generally include exchange traded equities and preferred stocks, and highly liquid U.S. Treasury securities. Level 2 securities generally include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. If quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow analysis. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities may be classified within Level 3 of the valuation hierarchy. At December 31, 2008, all of the Bank’s securities are considered to be within Level 1 or Level 2 of the valuation hierarchy.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

Derivative Instruments

The fair value of derivative instruments was provided by valuation experts. At December 31, 2008, the total of the Bank’s interest rate collar was recorded at its fair value and accordingly the derivative was classified within Level 2 of the valuation hierarchy.

Fair Value on a Recurring Basis

The table below sets forth the balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Total	Level 1	Level 2	Level 3
Assets:
Available-for-sale securities	$143,935,500	$49,201	$143,886,299	$—
Derivative instrument	13,519	—	13,519	—

	$143,949,019	$49,201	$143,899,818	$—

Fair Value on a Nonrecurring Basis

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and liabilities measured at fair value on a nonrecurring basis include the following:

Impaired Loans: Certain impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. During 2008, the Bank did not record any specific valuation allowances related to impaired loans.

The table below sets forth the balances of assets measured at fair value on a nonrecurring basis as of December 31, 2008:

	Total	Level 1	Level 2	Level 3
Impaired loans	$1,332,334	$—	$1,332,334	$—

	$1,332,334	$—	$1,332,334	$—

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The estimated fair value approximates carrying value for cash and cash equivalents, accrued interest and the cash surrender value of life insurance policies. The methodologies for other financial assets and financial liabilities are discussed below:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair value.

Securities: Fair values for securities, excluding Federal Home Loan Bank (FHLB) stock, are based on quoted market prices. The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for mortgage loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowed funds: The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair values.

Subordinated debt: The fair value of the subordinated debt is estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet credit-related instruments: Fair values for the Bank’s off-balance-sheet credit-related instruments statement (loan commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The fair value for such commitments is nominal.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

The year-end estimated fair values of financial instruments were as follows:

	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$30,872,114	$30,872,114	$33,615,240	$33,615,240
Securities	171,064,253	171,532,278	212,045,507	211,895,696
Federal Home Loan Bank stock	6,513,500	6,513,500	7,408,300	7,408,300
Loans receivable, net	1,030,176,397	1,028,664,000	958,325,509	968,038,000
Accrued interest receivable	4,103,214	4,103,214	5,180,870	5,180,870
Financial liabilities:
Deposits	1,075,065,148	1,082,583,000	974,087,733	935,571,000
Short-term borrowed funds	53,262,715	53,262,715	124,315,784	124,315,784
Long-term debt	77,500,000	79,336,000	77,500,000	76,272,000
Accrued interest payable	1,566,395	1,566,395	1,935,350	1,935,350

Note 17.	Subsequent Event

On February 6, 2009, the Bank entered into a Letter Agreement with the United States Department of Treasury (Treasury), pursuant to which it issued 33,900 shares of the Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (the Preferred Stock) and 1,695 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C (the Warrant Preferred Stock) for a total price of $33,900,000. Both issuances have a liquidation preference of $1,000 per share. The issuance was made pursuant to the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. The Preferred Stock pays a non-cumulative dividend at a rate of 5% per year during the first five years and thereafter at 9%. The Warrant Preferred Stock pays a non-cumulative dividend at a rate of 9% per year during its 10-year term. The transaction closed on February 6, 2009.

Independent Auditor’s Report

To the Audit Committee

First Market Bank, F.S.B.

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of First Market Bank, F.S.B. and its subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Market Bank, F.S.B. and its subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia

March 18, 2008

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Balance Sheets

December 31, 2007 And 2006

	2007	2006
Assets
Cash and due from banks	$30,921,957	$37,053,696
Interest-bearing deposits in other banks	2,693,283	2,176,072

Cash and cash equivalents	33,615,240	39,229,768
Securities available-for-sale, at fair value	149,149,478	168,664,171
Securities held-to-maturity (fair value approximates $62,746,218 and $63,968,528 for 2007 and 2006, respectively)	62,896,029	65,860,497
Federal Home Loan Bank stock, at cost	7,408,300	5,026,400
Loans	969,921,353	893,467,430
Allowance for loan losses	(11,595,844)	(11,128,212)

Net loans	958,325,509	882,339,218
Premises and equipment, net	18,871,198	17,809,090
Accrued interest receivable	5,180,870	5,370,791
Deferred tax asset, net	6,604,079	6,355,938
Bank-owned life insurance	14,125,943	13,358,739
Other assets	8,263,444	7,841,805

Total assets	$1,264,440,090	$1,211,856,417

Liabilities And Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits:
Noninterest-bearing	$164,257,077	$186,947,422
Interest-bearing	277,260,376	279,506,757
Savings	35,006,855	40,457,513
Time deposits :
Less than $100,000	339,597,588	360,905,691
Greater than or equal to $100,000	157,965,837	180,674,781

Total deposits	974,087,733	1,048,492,164
Short-term borrowed funds	124,315,784	65,695,542
Long-term debt	77,500,000	17,500,000
Accrued interest payable	1,935,350	2,351,082
Accrued expenses and other liabilities	4,880,776	4,556,348

Total liabilities	1,182,719,643	1,138,595,136

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $100,000 par value; 100 shares authorized and issued	10,000,000	10,000,000
Common stock, $0.01 par value; 1,000 shares authorized and issued	10	10
Additional paid-in capital	16,732,238	16,732,238
Retained earnings	56,805,503	49,573,346
Accumulated other comprehensive loss	(1,817,304)	(3,044,313)

Total stockholders’ equity	81,720,447	73,261,281

Total liabilities and stockholders’ equity	$1,264,440,090	$1,211,856,417

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Income

Years Ended December 31, 2007 And 2006

	2007	2006
Interest and dividend income:
Interest and fees on loans	$69,196,594	$59,780,570
Interest and dividends on investment securities:
U.S. Government agencies and corporations	10,067,360	10,933,054
State and municipal securities	148,744	148,523
Other securities	268,881	264,987
Interest-bearing deposits in other banks	133,308	226,635

Total interest income	79,814,887	71,353,769

Interest expense:
Deposits	29,426,364	24,677,160
Short-term borrowed funds	5,389,480	3,464,938
Long-term debt	2,656,503	910,016

Total interest expense	37,472,347	29,052,114

Net interest income	42,342,540	42,301,655

Provision for loan losses	1,624,000	1,640,000

Net interest income after provision for loan losses	40,718,540	40,661,655

Noninterest income:
Service charges on deposit accounts	7,465,579	7,271,541
Gain on sale of securities	—	7,902
Other	4,562,482	3,576,564

Total noninterest income	12,028,061	10,856,007

Noninterest expense:
Personnel	20,060,366	17,884,656
Occupancy	4,536,553	3,962,327
Equipment	2,393,725	2,445,372
Marketing and advertising	1,566,699	1,404,922
Data processing	5,404,297	5,233,873
Telecommunications	530,722	369,614
Legal and professional fees	1,084,692	1,035,324
Printing and office supplies	627,966	631,713
General and administrative	3,943,689	3,358,736

Total noninterest expense	40,148,709	36,326,537

Income before income taxes	12,597,892	15,191,125

Income tax expense	4,465,735	5,590,580

Net income	$8,132,157	$9,600,545

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Stockholders’ Equity

Years Ended December 31, 2007 And 2006

								Total
							Accumulated	Stockholders’
					Additional		Other	Equity and
	Preferred Stock		Common Stock		Paid-In	Retained	Comprehensive	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Income
Balance, December 31, 2005	—	$—	1,000	$10	$44,999,990	$40,647,801	$(3,617,417)	$82,030,384
Repurchase of common stock	—	—	(490)	(4.90)	(82,698,627)	—	—	(82,699,127)
Issuance of common and preferred stock	100	10,000,000	490	4.90	54,999,995	—	—	65,000,495
Stock issuance costs	—	—	—	—	(569,120)	—	—	(569,120)
Dividends declared on preferred stock	—	—	—	—	—	(675,000)	—	(675,000)
Comprehensive income:
Net income	—	—	—	—	—	9,600,545	—	9,600,545
Net change in fair value of available-for-sale securities, net of reclassification adjustments and tax benefit of $382,485	—	—	—	—	—	—	600,768	600,768
Change in fair value of interest rate swap derivative	—	—	—	—	—	—	(27,664)	(27,664)

Total comprehensive income	—	—	—	—	—	—	—	10,173,649

Balance, December 31, 2006	100	10,000,000	1,000	10	16,732,238	49,573,346	(3,044,313)	73,261,281

Dividends declared on preferred stock	—	—	—	—	—	(900,000)	—	(900,000)
Comprehensive income:
Net income	—	—	—	—	—	8,132,157	—	8,132,157
Net change in fair value of available-for-sale securities, net of tax benefit of $726,624	—	—	—	—	—	—	1,141,305	1,141,305
Change in fair value of interest rate swap derivative	—	—	—	—	—	—	85,704	85,704

Total comprehensive income	—	—	—	—	—	—	—	9,359,166

Balance, December 31, 2007	100	$10,000,000	1,000	$10	$16,732,238	$56,805,503	$(1,817,304)	$81,720,447

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Consolidated Statements Of Cash Flows

Years Ended December 31, 2007 And 2006

	2007	2006
Cash Flows From Operating Activities
Net income	$8,132,157	$9,600,545
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion, net	3,100,992	3,181,840
Provision for loan losses	1,624,000	1,640,000
Loss on disposal of premises and equipment	10,660	47,052
Gain on sales of securities	—	(7,902)
Deferred income taxes	(974,765)	(476,045)
Stock dividends from Federal Home Loan Bank	—	(157,300)
Increase in bank-owned life insurance	(767,204)	(718,242)
Changes in operating assets and liabilities:
Accrued interest receivable	189,921	(772,432)
Other assets	(335,935)	(627,904)
Accrued interest payable	(415,732)	309,223
Other liabilities	324,428	463,821

Net cash provided by operating activities	10,888,522	12,482,656

Cash Flows From Investing Activities
Net originations of loans	(77,610,291)	(120,784,175)
Proceeds from sales of Federal Home Loan Bank stock	2,793,100	2,295,000
Proceeds from maturities and issuer calls of securities held-to-maturity	2,933,521	3,267,509
Proceeds from sales of securities available-for-sale	—	9,417,145
Proceeds from maturities and issuer calls of securities available-for-sale	21,686,797	84,185,801
Purchases of securities available-for-sale	(250,000)	(86,421,875)
Purchases of premises and equipment	(4,196,988)	(4,768,099)
Purchases of Federal Home Loan Bank stock	(5,175,000)	(1,956,000)

Net cash used in investing activities	(59,818,861)	(114,764,694)

Cash Flows From Financing Activities
Net increase (decrease) in deposits	(74,404,431)	60,733,143
Net increase in short-term borrowed funds	58,620,242	32,652,259
Net increase in long-term debt	60,000,000	17,500,000
Proceeds from issuance of common and preferred stock	—	64,999,995
Repurchase of common stock	—	(82,698,627)
Payment of debt issuance costs	—	(569,120)
Cash dividends paid on preferred stock	(900,000)	(675,000)

Net cash provided by financing activities	43,315,811	91,942,650

Net decrease in cash and cash equivalents	(5,614,528)	(10,339,388)
Cash and cash equivalents at beginning of year	39,229,768	49,569,156

Cash and cash equivalents at end of year	$33,615,240	$39,229,768

Supplemental Disclosure of Cash Flow Information
Interest paid during the year	$37,888,079	$28,742,891

Income taxes paid during the year	$5,460,000	$5,969,000

The accompanying notes are an integral part of these consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies

Nature of operations: First Market Bank, F.S.B. (the Bank), a federally chartered stock savings bank, began operating November 4, 1997 and provides banking services to the Virginia market. Until March 31, 2006, the Bank was 49% owned by Ukrop’s Thrift Holdings, Inc., 49% owned by SunTrust Banks, Inc. (STI), and 2% owned by Ukrop’s Services, LC in a joint venture. On March 31, 2006, after obtaining approval from the Office of Thrift Supervision, a corporate reorganization of ownership of the Bank occurred. Under the terms of the reorganization, the Bank repurchased for approximately $82.7 million all of the common stock owned by STI. The repurchase was funded by raising $65.0 million in capital through the issuance and sale of shares of Class A Common Stock and Series A Preferred Stock, and $17.5 million in subordinated debt. For the period March 31, 2006 through December 31, 2007, the Bank was 49% owned by Ukrop’s Thrift Holdings, Inc., 40.1% owned by Markel Corporation, 4.45% owned each by James E. Ukrop and Robert S. Ukrop, and 2% owned by Ukrop’s Services, LC.

The Bank provides a wide array of financial services for consumers and businesses through its branches located in the Richmond metropolitan area, Fredericksburg, Roanoke and Williamsburg markets. In addition to these activities, the Bank generates noninterest income by sales of personal trust and asset management products and services, and other nondeposit investment services.

The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory agencies.

Basis of presentation: The consolidated financial statements include the accounts and results of operations of the Bank and its subsidiaries, FM Mortgage Holdings, LLC, First Market Advisors, Inc., First Market Title, Inc., and First Market Insurance Agency, Inc. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. All significant intercompany transactions and accounts have been eliminated in consolidation.

A summary of the Bank’s significant accounting policies follows:

Use of estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly sensitive to significant change relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

Cash, cash equivalents and cash flows: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks as well as time deposits in other banks and include cash items in process of clearing, all of which mature within ninety days. Cash flows from loans, federal funds purchased and sold, short-term borrowed funds and deposits are reported net.

The Bank maintains amounts due from banks that, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss), net of the deferred tax effect.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

Purchase premiums and discounts are recognized in interest income using the interest method over the term of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. Unrealized gains and losses reflect the difference between fair market value and amortized cost of the individual securities as of the reporting date.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time a loan is 90 days past due unless the credit is well-secured and in process of collection. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses: The Bank’s allowance for loan losses is the amount considered adequate to absorb probable losses within the loan portfolio based on management’s evaluation of the size and current risk characteristics of the portfolio.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as additional information becomes available or as economic conditions change.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Off-balance-sheet credit related financial instruments: In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Interest rate swap agreements: For asset/liability management purposes, the Bank uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Such derivatives are used as part of the asset/liability management process and are linked to specific assets or liabilities, and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period.

The Bank utilizes interest rate swap agreements to convert a portion of its variable-rate debt to a fixed-rate (cash flow hedge), and to convert a portion of its fixed-rate loans to a variable-rate (fair value hedge). Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged.

Under Statement of Financial Accounting Standards (SFAS) No. 133, the gain or loss on a derivative designated and qualifying as a fair value hedging instrument, as well as the offsetting gain or loss on the hedged item attributable to the risk being hedged, is recognized currently in earnings in the same accounting period. The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Bank to risk. Those derivative financial instruments that do not meet the hedging criteria discussed below would be classified as trading activities and would be recorded at fair value with changes in fair value recorded in income. Derivative hedge contracts must meet specific effectiveness tests (i.e., over time the change in their fair values due to the designated hedge risk must be within 80 to 125 percent of the

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

opposite change in the fair values of the hedged assets or liabilities). Changes in fair value of the derivative financial instruments must be effective at offsetting changes in the fair value of the hedged items due to the designated hedge risk during the term of the hedge. Further, if the underlying financial instrument differs from the hedged asset or liability, there must be a clear economic relationship between the prices of the two financial instruments. If periodic assessment indicates derivatives no longer provide an effective hedge, the derivatives contracts would be closed out and settled or classified as a trading activity.

Beginning January 1, 2001, in accordance with SFAS No. 133, hedges of variable-rate debt are accounted for as cash flow hedges, with changes in fair value recorded in derivative assets or liabilities and other comprehensive income (loss). The net settlement (upon close out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt. Hedges of fixed-rate loans are accounted for as fair value hedges, with changes in fair value recorded in derivative assets or liabilities and loan interest income. The net settlement (upon close out or termination) that offsets changes in the value of the loans adjusts the basis of the loans and is deferred and amortized to loan interest income over the life of the loans. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately as non-interest income.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flows statement in the same category as the cash flows of the items being hedged.

Bank premises and equipment: Land is carried at cost. Bank premises and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Valuation of long-lived assets: The Bank accounts for the valuation of long-lived assets under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less cost to sell.

Transfers of financial assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income taxes: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Trust assets and fees: Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these consolidated financial statements because they are not assets of the Bank. Trust fees are recognized in income using the accrual method.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

Recent Accounting Pronouncements: In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Bank will be required to adopt FIN 48 in its 2008 annual financial statements. Management has not assessed the impact of FIN 48 on its consolidated financial position and results of operations and has not determined if the adoption of FIN 48 will have a material effect on its financial statements.

At its September 2006 meeting, the Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 06-04, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The consensus stipulates that an agreement by an employer to share a portion of the proceeds of a life insurance policy with an employee during the postretirement period is a postretirement benefit arrangement required to be accounted for under SFAS No. 106 or Accounting Principles Board Opinion (“APB”) No. 12, Omnibus Opinion – 1967. The consensus concludes that the purchase of a split-dollar life insurance policy does not constitute a settlement under SFAS No. 106 and, therefore, a liability for the postretirement obligation must be recognized under SFAS No. 106 if the benefit is offered under an arrangement that constitutes a plan or under APB No. 12 if it is not part of a plan. Issue 06-04 is effective for annual or interim reporting periods beginning after December 31, 2007. The adoption of EITF 06-04 is not expected to have a material impact on the Bank’s financial position, results of operation and cash flows.

In June 2006, the EITF released Issue 06-05, Accounting for Purchases of Life Insurance-Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. On September 7, 2006, the EITF concluded that a policyholder should consider any additional amounts included in the contractual terms of the policy in determining the amount that could be realized under the insurance contract. Amounts that are recoverable by the policyholder at the discretion of the insurance company should be excluded from the amount that could be realized. Amounts that are recoverable by the policyholder in periods beyond one year from the surrender of the policy should be discounted utilizing an appropriate rate of interest. The effective date of EITF 06-05 is for fiscal years beginning after December 15, 2006. The adoption of EITF 06-05 did not have a material impact on the Bank’s financial position, results of operation and cash flows.

In March 2007, the FASB issued Emerging Issues Task Force Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10). EITF 06-10 provides guidance on the recognition and measurement of assets related to collateral assignment split-dollar life insurance arrangements. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. The Company does not expect the adoption of EITF 06-10 effective January 1, 2008 to have a material effect on its results of operations, financial position or liquidity.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position FAS 157-2(FSP FAS 157-2) that delays, by one year, the effective date of SFAS 157 for the majority of non-financial assets and non-financial liabilities. The Company is still required to adopt SFAS 157 as of January 1, 2008 for

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature of Banking Operations and Significant Accounting Policies (Continued)

certain assets and liabilities of its Financial Services operations. The Company is currently evaluating the effects of SFAS 157 and FSP FAS 157-2 on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (including an amendment of SFAS No. 115). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of this statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities at their respective fair values without having to apply complex hedge accounting provisions. An early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, Fair Value Measurements. The choice by an entity to adopt early must be made within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued interim financial statements. The Bank elected not to early adopt SFAS No. 159.

Note 2.	Restrictions on Cash and Due From Banks

The Bank may be required to maintain average cash balances on hand or with the Federal Reserve Bank. At December 31, 2007 and 2006, these reserve balances amounted to $0 and $2,695,000, respectively.

Note 3.	Investment Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities held-to-maturity:
December 31, 2007:
U.S. Government agencies and corporations	$41,292,064	$18,762	$(21,904)	$41,288,922
Mortgage-backed securities	17,315,406	—	(249,438)	17,065,968
State and municipal securities	3,252,312	90,956	—	3,343,268
Corporate debt securities	1,036,247	11,813	—	1,048,060

	$62,896,029	$121,531	$(271,342)	$62,746,218

December 31, 2006:
U.S. Government agencies and corporations	$41,280,636	$—	$(1,337,926)	$39,942,710
Mortgage-backed securities	19,552,958	—	(631,454)	18,921,504
State and municipal securities	3,251,283	81,790	—	3,333,073
Corporate debt securities	1,775,620	910	(5,289)	1,771,241

	$65,860,497	$82,700	$(1,974,669)	$63,968,528

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
December 31, 2007:
U.S. Government agencies and corporations	$56,701,520	$79,502	$(1,334,395)	$55,446,627
Mortgage-backed securities	94,299,805	124,129	(1,904,463)	92,519,471
Corporate debt securities	1,213,213	—	(29,833)	1,183,380

	$152,214,538	$203,631	$(3,268,691)	$149,149,478

December 31, 2006:
U.S. Government agencies and corporations	$57,323,322	$961	$(1,192,290)	$56,131,993
Mortgage-backed securities	113,583,147	57,264	(3,794,511)	109,845,900
Corporate debt securities	2,690,691	—	(4,413)	2,686,278

	$173,597,160	$58,225	$(4,991,214)	$168,664,171

At December 31, 2007 and 2006, securities with a carrying amount of $104,520,585 and $84,883,084, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

The amortized cost and fair value of investment securities by contractual maturity at December 31, 2007 follows:

	Securities Held- to-Maturity		Securities Available- for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$1,997,936	$1,998,360	$2,613,732	$2,619,383
Over 1 year through 5 years	24,988,195	25,003,500	40,594,740	40,623,331
After 5 years through 10 years	14,305,933	14,287,062	8,156,804	8,190,427
Over 10 years	4,288,559	4,391,328	6,549,457	5,196,866
Mortgage-backed securities	17,315,406	17,065,968	94,299,805	92,519,471

	$62,896,029	$62,746,218	$152,214,538	$149,149,478

(Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay some obligations with or without call or prepayment penalties.)

For the years ended December 31, 2007 and 2006, proceeds from sales of securities available-for-sale amounted to $0 and $9,417,145, respectively, gross realized gains amounted to $0 and $18,154, respectively, and gross realized losses amounted to $0 and $10,252, respectively. There were no sales of held-to-maturity securities during 2007 and 2006.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

Information pertaining to securities with gross unrealized losses at December 31, 2007 and 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2007 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities available-for-sale:
U.S. Government agencies and corporations	$3,253,650	$(1,332,595)	$9,993,800	$(1,800)	$13,247,450	$(1,334,395)
Mortgage-backed securities	—	—	69,737,127	(1,904,463)	69,737,127	(1,904,463)
Corporate debt securities	1,183,380	(29,833)	—	—	1,183,380	(29,833)

	$4,437,030	$(1,362,428)	$79,730,927	$(1,906,263)	$84,167,957	$(3,268,691)

Securities held-to-maturity:
U.S. Government agencies and corporations	$—	$—	$9,290,162	$(21,904)	$9,290,162	$(21,904)
Mortgage-backed securities	—	—	17,065,968	(249,438)	17,065,968	(249,438)

	$—	$—	$26,356,130	$(271,342)	$26,356,130	$(271,342)

	December 31, 2006 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities available-for-sale:
U.S. Government agencies and corporations	$9,066,432	$(11,948)	$46,564,601	$(1,180,342)	$55,631,033	$(1,192,290)
Mortgage-backed securities	2,877,789	(3,581)	99,475,012	(3,790,930)	102,352,801	(3,794,511)
Corporate debt securities	2,686,278	(4,413)	—	—	2,686,278	(4,413)

	$14,630,499	$(19,942)	$146,039,613	$(4,971,272)	$160,670,112	$(4,991,214)

Securities held-to-maturity:
U.S. Government agencies and corporations	$—	$—	$39,942,710	$(1,337,926)	$39,942,710	$(1,337,926)
Mortgage-backed securities	—	—	18,921,504	(631,454)	18,921,504	(631,454)
Corporate debt security	729,981	(5,289)	—	—	729,981	(5,289)

	$729,981	$(5,289)	$58,864,214	$(1,969,380)	$59,594,195	$(1,974,669)

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 3.	Investment Securities (Continued)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2007 and 2006, 22 and 41 individual securities, respectively, have unrealized losses with an aggregate depreciation of less than 2% and 4%, respectively, of the Bank’s amortized cost basis. The unrealized losses are all related to the change in market interest rates and not to the credit quality of the issuers. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

Note 4.	Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to maintain an investment in capital stock of the FHLB in an amount equal to .20% of its total assets as of December 31st of the prior year (up to a maximum of $25 million), plus 4.5% of its outstanding FHLB advances (of which up to 2% of the Bank’s required investment can be utilized from the excess capital stock ownership of other FHLB members). No ready market exists for the FHLB stock and it has no quoted market value; therefore, cost approximates market at December 31, 2007 and 2006.

Note 5.	Loans

A summary of the balances of loans at December 31 follows:

	2007	2006
Commercial	$129,168,547	$129,521,701
Construction	492,769,850	436,017,575
Consumer	346,850,252	326,757,569

	968,788,649	892,296,845

Deferred loan fees and costs	1,132,704	1,170,585
Allowance for loan losses	(11,595,844)	(11,128,212)

Net loans	$958,325,509	$882,339,218

An analysis of allowance for loan losses follows:

	2007	2006
Balance at beginning of year	$11,128,212	$9,655,579
Provision for loan losses	1,624,000	1,640,000
Recoveries of amounts previously charged off	335,254	491,110
Amounts charged off	(1,491,622)	(658,477)

Balance at end of year	$11,595,844	$11,128,212

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 5.	Loans (Continued)

The following is a summary of information pertaining to impaired and nonaccrual loans at December 31:

	2007	2006
Impaired loans without a valuation allowance	$—	$2,860,879
Impaired loans with a valuation allowance	1,083,681	71,061

Total impaired loans	$1,083,681	$2,931,940

Valuation allowance related to impaired loans	$200,000	$71,061

Total nonaccrual loans	$2,314,000	$1,669,403

Total loans past-due ninety days or more and still accruing	$—	$905

	2007	2006
Average investment in impaired loans	$1,250,063	$2,414,000

Interest income recognized on impaired loans	$97,251	$279,201

Interest income recognized on a cash basis on impaired loans	$21,892	$211,283

No additional funds are committed to be advanced in connection with impaired loans.

Note 6.	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment as of December 31 follows:

	2007	2006
Land and buildings	$8,559,021	$7,705,004
Equipment	10,124,748	9,748,520
Leasehold improvements	10,655,265	10,232,633
Furniture	7,582,846	6,642,091
Construction in progress	2,537,035	963,073

	39,458,915	35,291,321
Less accumulated depreciation	(20,587,717)	(17,482,231)

Premises and equipment, net	$18,871,198	$17,809,090

Depreciation expense for the years ended December 31, 2007 and 2006 amounted to $3,124,220 and $3,206,941, respectively.

Contractual commitments to construct branch facilities at December 31, 2007 and 2006 totaled $758,755 and $731,009, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 6.	Premises and Equipment (Continued)

Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 2007, pertaining to banking premises and equipment, future minimum lease payments under various operating leases were as follows:

Years Ending December 31,
2008	$3,168,550
2009	3,175,414
2010	3,185,309
2011	3,104,876
2012	2,416,066
Thereafter	22,009,732

Total minimum lease payments	$37,059,947

The leases contain options to extend for periods from 5 to 20 years. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 2007 and 2006 amounted to $3,033,903 and $2,454,844, respectively.

Note 7.	Deposits

At December 31, 2007, the scheduled maturities of time deposits were as follows:

Years Ending December 31,
2008	$398,025,994
2009	89,942,578
2010	4,789,581
2011	189,064
2012	1,918,964
Thereafter	2,697,244

$497,563,425

Note 8.	Borrowings

Securities sold under agreements to repurchase:

Securities sold under agreements to repurchase, which are classified as secured borrowings, totaled $72,815,784 and $46,417,844 at December 31, 2007 and 2006, respectively, and generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of underlying securities.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 8.	Borrowings (Continued)

Federal Home Loan Bank advances:

At December 31, 2007 and 2006 the Bank had $81 million and $0, respectively, of FHLB advances outstanding. The advances are collateralized by certain residential and commercial mortgage loans and investment securities. The weighted average interest rate on advances during 2007 and 2006 were 4.99% and 5.41%, respectively. Scheduled maturities of FHLB advances as of December, 31 2007 are as follows:

Years Ending December 31,
2008	$21,000,000
2009	—
2010	60,000,000
2011	—
2012	—
Thereafter	—

$81,000,000

Federal funds purchased:

The Bank has unsecured federal funds lines of credit from correspondent banking relationships, which can provide up to $65,000,000 in liquidity. At December 31, 2007 and 2006, $30,500,000 and $19,277,698, respectively, in federal funds lines of credit borrowings were outstanding.

Subordinated debt securities:

In March, 2006, the Bank issued $17,500,000 aggregate principal amount of Subordinated Debt Securities that mature on April 7, 2016 (the “Debt Securities”). The Debt Securities bear interest, reset quarterly, equal to LIBOR plus 1.45%. The indenture provides for redemption of the Debt Securities after April 7, 2007 and thereafter equal to the percentage of the principal amount of the Debt Securities as specified below plus, in each case, unpaid interest accrued thereon to the redemption date:

Redemption during the 12-month period beginning April 7,	Percentage of Principal Amount
2008	103%
2009	102%
2010	101%
2011	100%
2012	100%
Thereafter	100%

As currently defined by federal bank regulators, the Debt Securities qualify as Tier 2 capital.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 9.	Income Taxes

The components of income tax expense in the consolidated statements of income were as follows:

	2007	2006
Current:
Federal	$4,587,052	$5,090,912
State	853,448	975,713
Deferred:
Federal	(879,426)	(432,942)
State	(95,339)	(43,103)

Total income tax expense	$4,465,735	$5,590,580

The reasons for the differences between the statutory federal and state income tax rates are summarized as follows:

	2007	2006
Computed “expected” tax expense	$4,409,262	$5,316,894
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	459,403	561,364
Tax-exempt interest	(100,427)	(101,671)
Nondeductible expenses	43,713	33,975
Bank-owned life insurance	(268,521)	(251,385)
Tax credits	(77,695)	(77,695)
Other, net	—	109,098

	$4,465,735	$5,590,580

The components of the net deferred tax asset at December 31 as follows:

	2007	2006
Deferred tax assets:
Loans, principally due to allowance for loan losses	$4,510,783	$4,328,874
Premises and equipment, principally due to differences in depreciation	927,704	279,373
Unrealized loss on available-for-sale securities	1,192,309	1,918,933
Other	787,244	624,511

Total gross deferred tax assets	7,418,040	7,151,691
Deferred tax liabilities:
Deferred loan fees and costs	(440,622)	(455,358)
Investments, principally due to investment income recognition	(373,339)	(340,395)

Total gross deferred tax liabilities	(813,961)	(795,753)

Net deferred tax asset	$6,604,079	$6,355,938

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 10.	Series A Preferred Stock

As of December 31, 2007 and 2006, 100 shares of Series A 9% Non-Cumulative Preferred Stock, par value $100,000 per share, were outstanding (Series A Preferred).

Series A Preferred Stockholder’s Rights:

Dividends: The holders of Series A Preferred are entitled to receive, when and if declared by the Board of Directors, a non-cumulative quarterly cash dividend at the annual rate of $9,000 per share, or 9% of the stated value of $100,000 per share.

Liquidation: Upon any liquidation of the Bank, the holders of the Series A Preferred are entitled to receive, before any distribution of assets is made to the common stockholders, an amount equal to the sum of $100,000 per share plus the then-current quarterly dividend, whether or not declared, but without accumulation of unpaid dividends for prior dividend periods.

Voting: The holders of Series A Preferred are entitled, voting as a separate class, to elect one director to the Board of Directors. The Bank may not, without an affirmative vote of the holders of at least a majority of the Series A Preferred stockholders, voting as a separate class, (i) create or increase the authorized number of shares of any class or series of stock having a preference senior to the shares of Series A Preferred, or (ii) change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights granted to or imposed upon the shares of Series A Preferred.

Optional redemption: The Series A Preferred is not redeemable prior to March 31, 2011.

Conversion: In the event the Bank was to effect an initial public offering of any class of common stock, holders of Series A Preferred have the right to elect to convert all, or any portion, of their shares into shares of the class of common stock to be offered and sold based on the liquidation price of the shares to be converted and a conversion price equal to 94% of the actual sale price per share offered to the public in the initial public offering. Upon consummation of an initial public offering, any shares of Series A Preferred that remain outstanding will cease to be convertible.

Note 11.	Related Party Transactions

The Bank has, in the ordinary course of business, entered into lending transactions with directors and executive officers of the Bank and their affiliates. Management believes these transactions were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present any other unfavorable features. At December 31, 2007 and 2006, the Bank had loans to directors and executive officers of approximately $5,275,000 and $4,963,000, respectively.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 11.	Related Party Transactions (Continued)

The Bank leases office and certain retail branch space from companies owned by certain directors of the Bank, either directly or indirectly. Details of the principal operating leases with related parties as of December 31, 2007 are as follows:

Name of Related Party	Description of Lease	Date of Lease	Term	Basic Annual Rental Amount	Future Minimum Rental Amounts
Family Holdings, L.C.	Corporate offices – Maywill	10/01/2004	7 years	$541,767	$7,584,738
Family Holdings, L.C.	Corporate offices – Westmoreland	02/26/2004	10 years	151,530	994,832
Ukrop’s Super Markets, Inc.	In-store branches	03/28/2006	10 years	1,106,000	12,166,000

Rent incurred and paid to these related parties was $1,786,944 and $1,436,980 for the years ended December 31, 2007 and 2006, respectively.

Future minimum lease payments to these related parties as of December 31, 2007, are as follows:

Years Ending December 31,
2008	$1,799,297
2009	1,803,843
2010	1,808,525
2011	1,813,348
2012	1,818,315
Thereafter	11,702,242

Total minimum lease payments	$20,745,570

The leases contain options to extend for periods from 5 to 20 years. The cost of such rentals is not included above.

First Market Bank has entered into certain loan participation agreements with Evanston Insurance Company (“Evanston”), a subsidiary of Markel Corporation, whereby an undivided interest in the underlying loans has been transferred from the Bank to Evanston. The outstanding balance relative to these loan participation agreements totaled $18,741,959 and $6,986,017 for the years ended December 31, 2007 and 2006, respectively.

Note 12.	Employee Benefit Plans

The Bank has a 401(k) plan whereby substantially all employees participate in the plan. The plan is a deferred compensation plan, commonly referred to as a 401(k) plan whereby an employee may contribute a portion of their compensation, subject to regulatory limitations. For the years ending December 31, 2007 and 2006, the Bank made matching contributions equal to 100% of each participating employee’s contribution made up to 3% of compensation (as defined in the plan), plus a matching contribution of 50% for each participating employee’s contribution made between 3% and 5% of compensation (as defined in the plan), resulting in a total matching contribution of up to 4% of an employee’s annual compensation. The Bank made additional discretionary contributions to eligible employees equal to 1% of compensation for the years ending December 31, 2007 and 2006. The Bank’s matching and discretionary contributions for 2007 and 2006 were approximately $651,000 and $617,000, respectively.

The Supplemental Executive Retirement Plan (SERP) was adopted effective January 1, 2007, for the purpose of supplementing the retirement benefits payable under the Bank’s tax-qualified plans for certain of its key executives. The Plan is intended to satisfy the requirements of Code Section 409A and Treasury Regulations thereunder. Participation in the SERP is determined by the Board of Directors. The Bank’s contributions to the SERP for the year ended December 31, 2007 totaled $24,576.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 13.	Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance- sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 2007, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Corporation (FDIC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios as of December 31, 2007 and 2006 are presented in the following table:

	2007	2006
Tier I capital	$84,324,000	$76,305,000
Total capital	113,420,000	104,933,000
Risk-weighted assets	1,046,277,000	968,556,000
Adjusted total assets	1,266,481,000	1,216,622,000

Risk-based capital ratios:
Tier I capital to risk-weighted assets:
Actual	8.06%	7.88%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	6.00	6.00

Total capital to risk-weighted assets:
Actual	10.84%	10.83%
Regulatory minimum	8.00	8.00
Well capitalized under prompt corrective action provisions	10.00	10.00

Tier 1 capital to adjusted total assets:
Actual	6.66%	6.27%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	5.00	5.00

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 13.	Minimum Regulatory Capital Requirements (Continued)

Dividend restriction:

The approval of the Bank’s regulatory agencies is required to pay dividends that exceed the Bank’s net profits for the current year plus its retained net profits for the preceding two years. The Bank did not pay dividends in excess of these amounts during the years ended December 31, 2007 and 2006.

Note 14.	Commitments and Contingencies

Credit extension commitments:

The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual notional amount of those commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2007 and 2006, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2007	2006
Commitments to grant loans	$332,170,700	$354,663,927
Standby letters of credit and financial guarantees written	17,892,153	21,213,879

	$350,062,853	$375,877,806

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management’s credit evaluation of the counter-party.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit and financial guarantees written are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Essentially all letters of credit have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments.

Litigation:

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 15.	Concentrations of Credit

Substantially all of the Bank’s loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank’s market area. Such customers are generally depositors of the Bank. As of December 31, 2007 and 2006, all of the Bank’s municipal securities were issued by municipalities or localities outside of the Commonwealth of Virginia. The concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

Note 16.	Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosure About Fair Value of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The estimated fair values of the Bank’s financial instruments at December 31, were as follows:

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$33,615,240	$33,615,240	$39,229,768	$39,229,768
Securities	212,045,507	211,895,696	234,524,668	232,632,699
Federal Home Loan Bank stock	7,408,300	7,408,300	5,026,400	5,026,400
Loans receivable, net	958,325,509	974,364,000	882,339,218	877,824,000
Accrued interest receivable	5,180,870	5,180,870	5,370,791	5,370,791
Financial liabilities:
Deposits	974,087,733	935,571,000	1,048,492,164	995,315,000
Short-term borrowed funds	124,315,784	124,315,784	65,695,542	65,695,542
Long-term debt	77,500,000	76,272,000	17,500,000	17,504,000
Accrued interest payable	1,935,350	1,935,350	2,351,082	2,351,082

First Market Bank, F.S.B. and Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Fair Value of Financial Instruments (Continued)

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair value.

Securities: Fair values for securities, excluding Federal Home Loan Bank (FHLB) stock, are based on quoted market prices. The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for mortgage loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowed funds: The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair values.

Subordinated debt: The fair value of the subordinated debt is estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet credit-related instruments: Fair values for the Bank’s off-balance-sheet credit-related instruments statement (loan commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The fair value for such commitments is nominal.

First Market Bank, F.S.B. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30 2009	June 30 2008
	(Unaudited)	(Unaudited)

Assets
Cash and due from banks	$26,593,599	$31,786,660
Interest-bearing deposits in other banks	123,818,702	1,289,179

Cash and cash equivalents	150,412,301	33,075,839
Securities available-for-sale, at fair value	203,862,307	146,665,138
Securities held-to-maturity	22,495,804	36,628,575
Federal Home Loan Bank stock, at cost	6,578,500	7,679,500
Loans, net of deferred loan fees	1,009,950,786	1,046,612,493
Allowance for loan losses	(14,092,489)	(12,824,292)

Net loans	995,858,297	1,033,788,201
Premises and equipment, net	23,407,502	22,385,823
Accrued interest receivable	4,016,097	4,392,265
Deferred tax asset, net	7,294,209	7,333,316
Bank-owned life insurance	15,177,320	14,401,420
Other assets	10,091,148	9,456,938

Total assets	$1,439,193,485	$1,315,807,015

Liabilities And Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits:
Noninterest-bearing	$179,608,112	$176,736,717
Interest-bearing	409,454,696	292,960,854
Savings	36,161,001	37,289,412
Time deposits:
Less than $100,000	360,849,227	336,970,123
Greater than or equal to $100,000	202,806,423	168,411,753

Total deposits	1,188,879,459	1,012,368,859
Short-term borrowed funds	42,239,932	137,570,027
Long-term debt	77,500,000	77,500,000
Accrued interest payable	1,404,009	1,611,138
Accrued expenses and other liabilities	4,038,143	4,056,670

Total liabilities	1,314,061,543	1,233,106,694

Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, Series A 9% Non-Cumulative, $100,000 par value; 100 shares authorized and issued	10,000,000	10,000,000
Preferred stock, Series B Non-Cumulative Perpetual, $10 par value; $1,000 liquidation value, 33,900 shares authorized and issued	339,000	—
Preferred stock, Series C Non-Cumulative Perpetual, $.01 par value; 1,695 shares authorized and issued	17	—
Common stock, $0.01 par value; 1,068.262 shares authorized and issued	11	10
Additional paid-in capital	57,988,220	16,732,238
Retained earnings	57,542,900	58,612,416
Discount on preferred stock, Series B	(1,853,028)	—
Premium on preferred stock, Series C	274,267	—
Accumulated other comprehensive (gain) loss	840,555	(2,644,343)

Total stockholders’ equity	125,131,942	82,700,321

Total liabilities and stockholders’ equity	$1,439,193,485	$1,315,807,015

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Condensed Consolidated Statements Of Income

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$14,235,553	$15,925,508	$28,467,851	$32,674,398
Interest and dividends on investment securities:
U.S. Government agencies and corporations	2,180,241	2,017,717	4,176,400	4,061,514
State and municipal securities	97,694	44,042	141,941	81,822
Other securities	7,567	68,755	15,130	137,724
Interest-bearing deposits in other banks	49,311	10,632	78,697	34,225

Total interest and dividend income	16,570,366	18,066,654	32,880,019	36,989,683

Interest expense:
Deposits	5,104,712	6,587,962	10,479,922	13,535,358
Short-term borrowed funds	123,739	611,828	151,186	1,637,495
Long-term debt	800,958	876,314	1,604,352	1,820,342

Total interest expense	6,029,409	8,076,104	12,235,460	16,993,195

Net interest income	10,540,957	9,990,550	20,644,559	19,996,488

Provision for loan losses	1,245,000	1,130,000	2,420,000	2,200,000

Net interest income after provision for loan losses	9,295,957	8,860,550	18,224,559	17,796,488

Noninterest income:
Service charges on deposit accounts	2,045,425	1,945,109	3,939,883	3,743,384
Gain on sale of securities	715	35,968	773	83,504
Other	1,016,563	1,029,487	2,051,761	2,088,412

Total noninterest income	3,062,703	3,010,564	5,992,417	5,915,300

Noninterest expense:
Personnel	6,009,273	5,787,957	11,388,671	10,801,327
Occupancy	1,251,753	1,163,976	2,484,240	2,304,679
Equipment	579,318	523,631	1,148,175	1,040,121
Marketing and advertising	165,245	265,761	483,187	677,263
Data processing	1,072,290	1,179,340	2,160,027	2,317,321
Telecommunications	156,360	171,851	305,189	313,935
Legal and professional fees	319,995	252,139	596,587	509,526
Printing and office supplies	111,632	148,115	268,136	285,177
General and administrative	2,345,174	1,022,232	3,478,134	2,060,670

Total noninterest expense	12,011,040	10,515,002	22,312,346	20,310,019

Income before income taxes	347,620	1,356,112	1,904,630	3,401,769

Income tax expense	56,692	435,825	421,252	1,144,856

Net income	$290,928	$920,287	$1,483,378	$2,256,913

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B. and Subsidiaries

Condensed Consolidated Statements Of Cash Flows

Six Months Ended June 30, 2009 and 2008

(Unaudited)

	2009	2008
Cash Flows From Operating Activities:
Net income	$1,483,378	$2,256,913
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion, net	1,670,444	1,380,583
Provision for loan losses	2,420,000	2,200,000
Realized gain on sales/calls of investment securities	(773)	(83,521)
Increase in bank-owned life insurance	(260,646)	(275,477)
Changes in operating assets and liabilities:
Accrued interest receivable	87,117	788,605
Other assets	(940,588)	(1,128,132)
Accrued interest payable	(162,386)	(324,212)
Other liabilities	1,036,334	(824,106)

Net cash provided by operating activities	5,332,880	3,990,653

Cash Flows From Investing Activities:
Net originations of loans	31,898,100	(77,662,692)
Proceeds from maturities and issuer calls of securities held-to-maturity	4,613,938	26,266,402
Proceeds from maturities and issuer calls of securities available-for-sale	21,353,820	54,260,588
Purchases of securities available-for-sale	(78,733,810)	(53,310,406)
Purchases of premises and equipment	(593,193)	(4,898,115)
Purchases of Federal Home Loan Bank stock	(65,000)	(271,200)

Net cash used in investing activities	(21,526,145)	(55,615,423)

Cash Flows From Financing Activities:
Net increase in deposits	113,814,311	38,281,126
Net (decrease) in short-term borrowed funds	(11,022,783)	13,254,243
Proceeds from issuance of preferred stock	33,900,000	—
Cash dividends paid on preferred stock	(958,076)	(450,000)

Net cash provided by financing activities	135,733,452	51,085,369

Net increase in cash and cash equivalents	119,540,187	(539,401)
Cash and cash equivalents at beginning of period	30,872,114	33,615,240

Cash and cash equivalents at end of period	$150,412,301	$33,075,839

Supplemental Disclosure of Cash Flow Information
Interest paid	$15,205,864	$17,317,407

Income taxes paid	$975,000	$1,400,000

Transfer of loans to repossessed assets	$877,514	$—

See accompanying notes to condensed consolidated financial statements.

First Market Bank, F.S.B.

Notes to Condensed Consolidated Financial Statements (Unaudited)

June 30, 2009

Note 1. Accounting Policies

The consolidated financial statements include the accounts of First Market Bank, F.S.B. and its subsidiaries (“FMB”). Significant inter-company accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and follow general practice within the banking industry. Accordingly, the unaudited condensed consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of the interim periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in FMB’s 2008 Audited Financial Statements. If needed, certain previously reported amounts have been reclassified to conform to current period presentation.

Note 2. Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but rather, provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. FMB adopted SFAS 157 on January 1, 2008. The FASB approved a one-year deferral for the implementation of the Statement for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. FMB adopted the provisions of SFAS 157 for nonfinancial assets and liabilities as of January 1, 2009 without a material impact on the consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 addresses the determination of fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the objective of fair value measurement as set forth in SFAS No. 157, e.g., to reflect how much an asset would be sold for in an orderly transaction (the exit price, as opposed to a distressed or forced transaction) at the date of the financial statements and under current market conditions. It specifically reaffirms the need to use judgment in ascertaining if a formerly active market has become inactive and in determining fair values when markets have become inactive. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company’s adoption of FSP FAS 157-4 had an immaterial effect on its fair value estimates.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. In addition, the FSP amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in summarized financial information at interim reporting periods. The FSP is effective for interim periods ending after June 15, 2009 and the required disclosures are provided in Note 7. Fair Value Measurements.

Note 3. Investment Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities held-to-maturity:
June 30, 2009:
U.S. Government agencies and corporations	$4,995,451	$231,098	$—	$5,226,549
Mortgage-backed securities	13,216,162	347,370	—	13,563,532
State and municipal securities	3,253,929	5,516	(26,828)	3,232,617
Corporate debt securities	1,030,262	—	(200,402)	829,860

	$22,495,804	$583,984	$(227,230)	$22,852,558

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
June 30, 2009:
U.S. Government agencies and corporations	$7,817,864	$531,778	$(34,302)	$8,315,340
Mortgage-backed securities	187,221,623	3,394,163	(2,091,480)	188,524,306
State and municipal securities	6,981,957	10,919	(108,308)	6,884,568
Corporate debt securities	416,192	—	(278,099)	138,093

	$202,437,636	$3,936,860	$(2,512,189)	$203,862,307

At June 30, 2009, securities with a carrying amount of $95,915,977 were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

The amortized cost and fair value of investment securities by contractual maturity at June 30, 2009 follows:

	Securities Held-to-Maturity		Securities Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$—	$—	$—	$—
Over 1 year through 5 years	4,995,451	5,226,550	—	—
After 5 years through 10 years	—	—	6,910,879	7,427,784
Over 10 years	4,284,191	4,062,477	8,305,134	7,772,124
Mortgage-backed securities	13,216,162	13,563,531	187,221,623	188,662,399

	$22,495,804	$22,852,558	$202,437,636	$203,862,307

Information pertaining to securities with gross unrealized losses at June 30, 2009, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	June 30, 2009 Continuous Unrealized Losses Existing for:
	Fair Value	Less than 12 Months	Fair Value	More than 12 Months	Fair Value	Total Unrealized Losses
Securities available-for-sale:
U.S. Government agencies and corporations	$122,683	$(34,302)	$—	$—	$122,683	$(34,302)
Mortgage-backed securities	40,717,267	(322,678)	12,724,893	(1,768,802)	53,442,160	(2,091,480)
Corporate debt securities	—	—	138,093	(278,100)	138,093	(278,100)

	$40,839,950	$(356,980)	$12,862,985	$(2,046,902)	$53,702,935	$(2,403,882)

Securities held-to-maturity:
State and municipal securities	$1,963,763	$(26,829)	$—	$—	$1,963,763	$(26,829)
Corporate debt securities	—	—	829,860	(200,402)	829,860	(200,402)

	$1,963,763	$(26,829)	$829,860	$(200,402)	$2,793,623	$(227,230)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the following primary relevant factors (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) the continued ability of the issuer to maintain payment of the coupon or dividend, (4) adverse market, or other significant factors, and (5) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At June 30, 2009, there were $13,692,845 of individual securities that had been in a continuous loss position for more than 12 months. Additionally, these securities had an unrealized loss of $2,247,304 and primarily consisted of mortgage-backed securities. In April 2009, FASB issued Staff Position (“FSP”) FAS 115-2 and FAS 124-2 Recognition and Presentation of Other-Than-Temporary Impairments (“FSP FAS 115-2 and FAS 124-2”) that amended other-than-temporary impairment (“OTTI”) guidance for debt securities regarding recognition and disclosure. The major change in the guidance was that an impairment is other-than-temporary if any of the following conditions exist: the entity intends to sell the security, it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis; or the entity does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). If a credit loss exists, but an entity does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, the impairment is other-than-temporary and should be separated into a credit portion to be recognized in earnings and the remaining amount relating to all other factors recognized as other comprehensive loss. As of June 30, 2009, we have not recognized OTTI on any debt securities. Our adoption of FSP No. 115-2 and FAS 124-2 did not have a material impact on our financial condition or results of operations.

Note 4. Loans

A summary of the balances of loans at June 30 follows:

	2009	2008
Commercial	$129,742,016	$139,563,468
Construction	520,605,343	535,986,712
Consumer	358,537,577	369,932,629

	1,008,884,936	1,045,482,809

Deferred loan fees and costs	1,065,850	1,129,684
Allowance for loan losses	(14,092,489)	(12,824,292)

Net loans	$995,858,297	$1,033,788,201

An analysis of allowance for loan losses at June 30 follows:
	2009	2008
Balance at beginning of year	$13,525,893	$11,595,844
Provision for loan losses	2,420,000	2,200,000
Recoveries of amounts previously charged off	693,260	199,929
Amounts charged off	(2,546,664)	(1,171,481)

Balance at end of quarter	$14,092,489	$12,824,292

The following is a summary of information pertaining to impaired and nonaccrual loans at June 30:
	2009	2008
Impaired loans without a valuation allowance	$3,913,931	$667,301
Impaired loans with a valuation allowance	6,263,817	—

Total impaired loans	$10,177,747	$667,301

Valuation allowance related to impaired loans	$1,225,000	$—

Total nonaccrual loans	$18,929,971	$2,242,006

Total loans past due ninety days or more and still accruing	$—	$—

	2009	2008
Average investment in impaired loans	$5,100,156	$789,428

Interest income recognized on impaired loans	$36,389	$—

Interest income recognized on a cash basis on impaired loan	$17,175	$—

Note 5. Minimum Regulatory Capital Requirements

Capital resources represent one of the fundamental sources of funds which financial institutions leverage to maximize return to shareholders. FMB’s capital is reviewed by management on an ongoing basis with reference to the size, composition, and quality of the Bank’s resources and consistency with regulatory requirements and industry standards. Management seeks to maintain FMB’s capital structure in a manner that will both assure an adequate level of capital is available to support anticipated asset growth and to absorb potential losses.

The Office of Thrift Supervision, FMB’s primary regulator, along with the Federal Reserve and other bank regulatory agencies, has adopted capital guidelines to supplement the existing definitions of capital for regulatory purposes and to establish minimum capital standards. Specifically, the guidelines categorize assets and off-balance sheet items into four risk-weighted categories. The minimum ratio of qualifying total assets is 8.0%, of which 4.0% must be Tier 1 capital, consisting of common equity, retained earnings and a limited amount of perpetual preferred stock, less certain intangible items. FMB had a ratio of total capital to risk-weighted assets of 13.86% and 10.22% on June 30, 2009 and 2008, respectively. The Bank’s ratio of Tier 1 capital to risk-weighted assets was 11.14% and 7.52% at June 30, 2009 and 2008, respectively, allowing the Bank to meet the definition of “well-capitalized” for regulatory purposes. Both of these ratios exceeded the minimum requirements of “well-capitalized” as established by the regulatory agencies.

In February, 2009, FMB issued 33,900 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B (“Preferred Stock”) having a liquidation preference of $1,000 per share, and 1,695 shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C (“Warrant Preferred”), for a total price of $33.9 million. The issuance was made pursuant to the United States Department of the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. The Preferred Stock pays a non-cumulative dividend at a rate of 5% per year during the first five years and thereafter at 9% per year. The Warrant Preferred pays a non-cumulative dividend at a rate of 9% per year. The transaction closed on February 6, 2009.

The following summarizes the Company’s regulatory capital and related ratios over the periods ended June 30:

	2009	2008
Tier I capital	$124,271,207	$84,402,514
Total capital	154,638,696	114,726,806
Risk-weighted assets	1,115,982,472	1,122,641,499
Adjusted total assets	1,439,467,206	1,318,468,162

Risk-based capital ratios:
Tier I capital to risk-weighted assets:
Actual	11.14%	7.52%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	6.00	6.00

Total capital to risk-weighted assets:
Actual	13.86%	10.22%
Regulatory minimum	8.00	8.00
Well capitalized under prompt corrective action provisions	10.00	10.00

Tier 1 capital to adjusted total assets:
Actual	8.63%	6.40%
Regulatory minimum	4.00	4.00
Well capitalized under prompt corrective action provisions	5.00	5.00

Note 6. Commitments and Contingencies

Commitments to extend credit are agreements to lend to customers as long as there are no violations of any conditions established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payments of fees. Because many of the commitments may expire without being completely drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. At June 30, 2009 and 2008, the Company had outstanding loan commitments approximating $299.6 million and $350.2 million, respectively.

Letters of credit written are conditional commitments issued by the Company to guarantee the performance of customers to third parties. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The amount of standby letters of credit whose contract amounts represent credit risk totaled approximately $20.3 million and $15.7 million at June 30, 2009 and 2008, respectively.

Note 7. Fair Value Measurements

Effective January 1, 2008, FMB adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also establishes a framework for measuring fair value, creates a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the markets in which the assets are traded, and the transparency and reliability of the assumptions or other inputs used to determine the fair value of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2:	Valuation is based on observable inputs including quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar instruments in less active markets, and model-based valuation techniques and appraisals for which significant assumptions can be derived from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

Under SFAS No. 157, we group assets at fair value based upon prices obtained from the markets in which the assets are typically traded and the reliability of assumptions used to determine fair value. The following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy:

Securities

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities generally include exchange traded equities and preferred stocks, and highly liquid U.S. Treasury securities. Level 2 securities generally include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. If quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow analysis. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities may be classified within Level 3 of the valuation hierarchy. At June 30 2009, all of FMB’s securities are considered to be within Level 1 or Level 2 of the valuation hierarchy.

Fair Value on a Recurring Basis

The table below sets forth the balances of any assets or liabilities measured at fair value on a recurring basis as of June 30, 2009:

	Total	Level 1	Level 2	Level 3
Available-for-sale securities	$203,862,307	$122,683	$203,739,624	$—

	$203,862,307	$122,683	$203,739,624	$—

Fair Value on a Nonrecurring Basis

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, assets whose fair value was recognized to be below cost at the end of the period).

The following describes the valuation techniques used by FMB to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements.

Impaired Loans

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans, which may be in the form of real estate, marketable securities or other assets. The majority of FMB’s collateral with respect to impaired loans at June 30, 2009 is real estate. When the fair value of the collateral is based on an observable market price or a current appraised value, the impaired loan is recorded as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the impaired loan is recorded as nonrecurring Level 3.

The table below sets forth the balances of any assets or liabilities measured at fair value on a nonrecurring basis as of June 30, 2009:

	Total	Level 1	Level 2	Level 3
Impaired loans	$10,177,747	$—	$10,177,747	$—

	$10,177,747	$—	$10,177,747	$—

FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, is effective for interim periods ending after June 15, 2009. This guidance amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS No. 107”), to require disclosure about fair value of financial instruments for interim periods. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of FMB. The methodologies for other financial assets and financial liabilities are discussed below:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate their fair values.

Securities: For fair value methodologies used see discussion above.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowed funds: The carrying amount of short-term borrowings approximate their fair values.

Long-term debt: The fair value of long-term debt is estimated based on interest rates currently available for debt with similar terms and remaining maturities.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet credit-related instruments: Fair values for FMB’s off-balance-sheet credit-related instruments statement (loan commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings. The fair value for such commitments is nominal.

The period-end estimated fair values of financial instruments were as follows:

	June 30, 2009
	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$150,412,301	$150,412,301
Securities	226,358,111	226,714,865
Federal Home Loan Bank stock	6,578,500	6,578,500
Loans receivable, net	995,858,297	993,719,275
Accrued interest receivable	4,016,097	4,016,097
Financial liabilities:
Deposits	1,188,879,459	1,196,792,034
Short-term borrowed funds	42,239,932	42,239,932
Long-term debt	77,500,000	79,613,700
Accrued interest payable	1,404,009	1,404,009

Note 8. Subsequent Events

In accordance with SFAS No. 165, we have evaluated whether any subsequent events that require recognition or disclosure in the accompanying financial statements and notes thereto have taken place through the date these financial statements were issued (August __, 2009) and we have determined that there are no such subsequent events to report.